Exhibit 99.1

CERTIFICATION(1)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), John C. Martin, the Chief Executive Officer of Gilead Sciences, Inc. (the “Company”), and John F. Milligan, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.             The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

Dated:    May 14, 2003

/s/ John C. Martin	/s/ John F. Milligan
John C. Martin Chief Executive Officer	John F. Milligan Chief Financial Officer

(1)           This certification "accompanies" the Quarterly Report on Form 10-Q to which it relates, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Gilead Sciences, Inc. under the Securities Act or the Exchange Act (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.